EXHIBIT 23.2


                      CONSENT OF FELDMAN SHERB & CO., P.C.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Sense Holdings, Inc. pertaining to the 2001 Equity Compensation Plan and to the incorporation by reference therein of our report dated March 20, 2001, except for Note 8B as to which the date is March 28, 2001, with respect to the consolidated financial statements of Sense Holdings, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                     /s/Feldman Sherb & Co., P.C.
                                        ------------------------------------
                                        FELDMAN SHERB & CO., P.C.
                                        Independent Certified Public Accountants

New York, NY
January 23, 2002